UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): April 2, 2019

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 - Financial Information

Item 2.02	Results of Operations and Financial Condition.

On April 2, 2019, New Concept Energy, Inc. (“GBR” or the “Company”) announced its operational results for the year ended December 31, 2018. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits.

(d)       Exhibits.

                    Exhibit No. Description

99.1*       Press release dated April 1, 2019

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 2, 2019

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Executive Vice President and
Chief Financial Officer

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Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: New Concept Energy Inc. Gene Bertcher (800) 400-6407 info@newconceptenergy.com

New Concept Energy, Inc. Reports Fourth Quarter and Full Year 2018 Results

Dallas (April 1, 2019) New Concept Energy, Inc. (NYSE American: GBR), (the “Company” or “NCE”) a Dallas-based oil and gas company, today reported Results of Operations for the fourth quarter ended December 31, 2018. During the three months ended December 31, 2018 the Company reported a net loss of $55,000 or ($0.005) per share, compared to a net loss of $2,851,000 or ($1.39) per share for the same period ended December 31, 2017

For the full year ended December 31, 2018 the Company reported a net loss of $484,000 or ($0.21) per share, compared to a net loss of $3,246,000 or ($1.59) per share for the same period ended December 31, 2017.

On December 4, 2018, the Company issued an additional 3,000,000 shares of Common Stock to a single investor for cash of $4,500,000 to increase stockholders’ equity by $4,440,000 after issuance costs. The issuance of 3,000,000 shares of Common Stock resulted in a change in control of the Company, as the investor now owns approximately 59.6% of the outstanding Common Stock. The issuance of the 3,000,000 shares of Common Stock increased the total number of shares issued and outstanding to 5,131,935 shares.

Revenues: Total revenues from the oil & gas operation was $682,000 in 2018 and $791,000 in 2017. The decrease was due to the rate the Company received for the sale of its natural gas during 2018.

Operating Expenses: Operating expenses for continuing oil & gas operations was $844,000 in 2018 and $1,027, 000 in 2017. This decrease was principally due to a reduction of depreciation and depletion expense of $73,000. The remaining decrease was the result of an overall reduction in operating expenses.

In 2017 pursuant to the requirements of the “full cost ceiling test” for oil & gas companies we recorded a non-cash charge to operations of $ $2.6 million to write down its investment in Ohio and West Virginia. This charge to earnings was caused by a revaluation of the Company’s non- producing oil and gas reserves.

Corporate Expenses were $353,000 in 2018 and $408,000 in 2017. The decrease was principally due to a reduction in payroll expenses.

Interest Expense: Interest Expense was $18,000 in 2018 as compared to $24,000 in 2017. The decrease was due to a reduction in the long term debt.

About New Concept Energy, Inc.

New Concept Energy, Inc. is a Dallas-based oil and gas company which owns oil and gas wells and mineral leases in Ohio and in West Virginia. For more information, visit the Company’s website at www.newconceptenergy.com.

Contact:

New Concept Energy, Inc. Gene Bertcher, (800) 400-6407 info@newconceptenergy.com

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INCOME OPPORTUNITY REALTY INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,
2018	2017	2016
(dollars in thousands, except per share amounts)

Revenues:

Oil and gas operations, net of royalties	$682	$791	$764
	682	791	764

Operating expenses:

Oil & gas operations	844	1,027	1,181
Corporate general and administrative	353	408	352
Impairment of natural gas and oil properties	—	2,626	—
	1,197	4,061	1,533
Operating earnings (loss)	(515)	(3,270)	(769)

Other income (expenses):

Interest income (including $17 for the year ended 2018 from related parties)	37	25	23
Interest expense	(18)	(24)	(38)
Gain on prepayment of debt	—	—	888
Gain on sale of land	—	—	50
Bad debt expense (recover) - note receivable	—	—	—
Other income (expense), net	12	28	(110)
	31	29	813
Earnings (loss) from continuing operations	(484)	(3,241)	44
Earnings from discontinued operations	—	(5)	4
Net income (loss) applicable to common shares	$1.97	$0.36	$0.50
Net income (loss) per common share - basic and diluted	4,168,214	$4,168,214	$4,168,214
Weighted average common and equivalent shares outstanding - basic
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NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31,	December 31,
	2018	2017

Assets
Current Assets
Cash and cash equivalents	$361	$419
Accounts receivable from oil and gas sales	72	67
Current portion note receivable (including $4,017 in 2018 from related parties)	4,063	36
Total assets	4,496	522

Oil and natural gas properties (full cost accounting method)
Proved developed and undeveloped oil and gas properties, net of depletion	2,517	2,721

Property and equipment, net of depreciation
Land, buildings and equipment - oil and gas operations	618	661

Note Receivable	251	301

Total assets	$7,882	$4,205

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NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - CONTINUED

(amounts in thousands, except share amounts)

	December 31,	December 31,
	2018	2017

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable - trade (including $37 and $412 in 2018 and 2017 due to related parties)	$59	$446
Accrued expenses	32	29
Current portion of long term debt	59	81
Total current liabilities	150	556

Long-term debt
Notes payable less current portion	201	243
Asset retirement obligation	2,770	2,770
Total liabilities	3,121	3,569

Shareholders’ equity:
Series B convertible preferred stock, $10 par value, liquidation value of $100 authorized 100 shares, issued and outstanding one share	1	1
Common stock, $.01 par value; authorized 100,000,000 shares; issued and outstanding 5,131,934 and 2,036,935 shares at December 31, 2018 and 2017	51	21
Additional paid-in capital	63,579	59,000
Accumulated deficit	(58,870)	(58,386)
	4,761	636
Total liabilities and shareholders' equity	$7,882	$4,205